Exhibit 99.1
ONEMAIN HOLDINGS, INC. REPORTS FIRST QUARTER 2022 RESULTS
–1Q 2022 Diluted EPS of $2.36
–1Q 2022 C&I adjusted diluted EPS of $2.35
–1Q 2022 C&I managed receivables of $19.5 billion
–Declared quarterly dividend of $0.95 per share
–Repurchased 2.3 million shares for $110 million in 1Q

New York, NY, April 28, 2022 - OneMain Holdings, Inc. (NYSE: OMF), the leader in offering nonprime customers responsible access to credit, today reported pretax income of $396 million and net income of $301 million for the first quarter of 2022, compared to $546 million and $413 million, respectively, in the prior year quarter. Earnings per diluted share were $2.36 in the first quarter of 2022, compared to $3.06 in the prior year quarter.

On April 28, 2022, OneMain declared a quarterly dividend of $0.95 per share, payable on May 13, 2022, to record holders of the Company's common stock as of the close of business on May 9, 2022.

During the quarter, the Company repurchased approximately 2.3 million shares of common stock for $110 million.

“We had a strong start to 2022 with a very good quarter underpinned by continued robust demand for our core loan product and bolstered by new products and channels,” said Doug Shulman, Chairman and CEO of OneMain. “We continue to feel great about our growth prospects in 2022 and beyond.”

The following segment results are reported on a non-GAAP basis. Refer to the required reconciliations of non-GAAP to comparable GAAP measures at the end of this press release.

Consumer and Insurance Segment (“C&I”)

C&I generated adjusted pretax income of $398 million and adjusted net income of $299 million for the first quarter of 2022, compared to $607 million and $455 million, respectively, in the prior year quarter. Adjusted earnings per diluted share were $2.35 for the first quarter of 2022, compared to $3.37 in the prior year quarter. The decline was primarily driven by the normalizing credit environment.

Management runs the business based on C&I capital generation, which it defines as C&I adjusted net income excluding the after-tax change in C&I allowance for finance receivable losses while still considering the current period C&I net charge-offs. C&I capital generation was $280 million for the first quarter of 2022, representing a 6% decrease versus the prior year period.

Originations totaled $3.0 billion in the first quarter of 2022, up 30% from $2.3 billion in the prior year quarter. The percentage of secured originations was 52% in the first quarter of 2022, up from 50% in the prior year quarter.

Managed receivables, which include loans serviced for our whole loan sale partners, were $19.5 billion at March 31, 2022, up 11% from $17.6 billion at March 31, 2021.

Ending net finance receivables were $19.0 billion at March 31, 2022, up 8% from $17.6 billion at March 31, 2021.

Secured receivables were 52% of ending net finance receivables at March 31, 2022, consistent with March 31, 2021.

Average net finance receivables were $19.1 billion in the first quarter of 2022, up 7% from $17.8 billion in the prior year quarter.

Interest income in the first quarter of 2022 was $1.1 billion, up 3% compared to the prior year quarter, reflecting higher average net finance receivables, partially offset by a lower portfolio yield.

Yield was 23.11% in the first quarter of 2022, down from 24.04% in the prior year quarter. The decrease generally reflected the impact of higher credit quality originations with attractive returns that are contributing to our portfolio growth, and higher 90+ day delinquent receivables.

The provision for finance receivable losses was $237 million in the first quarter of 2022, up $240 million compared to the prior year period, primarily driven by the normalization of the credit environment. The prior year period results included a significant reduction in our allowance for finance receivable losses associated with an improved credit environment, as well as historically low net charge-offs.

The 30-89 day delinquency ratio, excluding credit cards, was 2.25% at March 31, 2022, down from 2.43% at December 31, 2021, and up from 1.57% at March 31, 2021.

The 90+ day delinquency ratio, excluding credit cards, was 2.21% at March 31, 2022, up from 2.00% at December 31, 2021, and 1.82% at March 31, 2021.

The net charge-off ratio, excluding credit cards, was 5.58% in the first quarter of 2022, up from 4.24% in the fourth quarter of 2021 and 4.67% in the prior year quarter.

Operating expense for the first quarter of 2022 was $348 million, up 8% from $323 million in the prior year quarter reflecting receivables growth and continued investments in the business.

Funding and Liquidity

As of March 31, 2022, the Company had principal debt balances outstanding of $17.8 billion, 44% of which was secured. The Company had $640 million of cash and cash equivalents, which included $265 million of cash and cash equivalents held at their regulated insurance subsidiaries or for other operating activities that are unavailable for general corporate purposes.

Cash and cash equivalents, together with the Company’s potential borrowings of $1.0 billion of undrawn committed capacity from a corporate revolver, $5.4 billion of undrawn committed capacity under the revolving conduit facilities, and $10.2 billion of unencumbered loans, provide a liquidity runway in excess of 24 months under numerous stress scenarios and assuming no access to the capital markets. This liquidity runway calculation contemplates all the cash needs of the Company.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss the Company's results, outlook, and related matters at 8:30 am Eastern Time on Friday, April 29th, 2022. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 866-831-8616 (U.S. domestic) or 203-518-9873 (international), and using conference ID 35342, or via a live audio webcast through the Investor Relations section of the OneMain Financial website. For those unable to listen to the live broadcast, a replay will be available on our website beginning approximately two hours after the event. An investor presentation will be available on the Investor Relations page of OneMain’s website at www.omf.com prior to the start of the conference call.

About OneMain Holdings, Inc.

OneMain Financial (NYSE: OMF) is the leader in offering nonprime customers responsible access to credit and is dedicated to improving the financial well-being of hardworking Americans. We empower our customers to solve today’s problems and reach a better financial future through personalized solutions available online and in 1,400 locations across 44 states. OneMain is committed to making a positive impact on the people and the communities we serve. For additional information, please visit www.OneMainFinancial.com.

Use of Non-GAAP Financial Measures

We report the operating results of Consumer and Insurance using the Segment Accounting Basis, which (i) reflects our allocation methodologies for interest expense and operating costs, to reflect the manner in which we assess our business results and (ii) excludes the impact of applying purchase accounting (eliminates premiums/discounts on our finance receivables and long-term debt at acquisition, as well as the amortization/accretion in future periods). Consumer and Insurance adjusted pretax income (loss), Consumer and Insurance adjusted net income (loss), and Consumer and Insurance adjusted earnings (loss) per diluted share are key performance measures used to evaluate the performance of our business. Consumer and Insurance adjusted pretax income (loss) represents income (loss) before income taxes on a Segment Accounting Basis and excludes the expense associated with the cash-settled stock-based awards, direct costs associated with COVID-19, acquisition-related transaction and integration expenses, net loss resulting from repurchases and repayments of debt, and restructuring charges. We believe these non-GAAP financial measures are useful in assessing the profitability of our segment.

We also use Consumer and Insurance pretax capital generation and Consumer and Insurance capital generation, non-GAAP financial measures, as a key performance measure of our segment. Consumer and insurance pretax capital generation represents Consumer and Insurance adjusted pretax income, as discussed above, and excludes the change in our Consumer and Insurance allowance for finance receivable losses in the period while still considering the Consumer and Insurance net charge-offs during the period. Consumer and Insurance capital generation represents the after-tax effect of Consumer and Insurance pretax capital generation. We believe that these non-GAAP measures are useful in assessing the capital created in the period impacting the overall capital adequacy of the Company. We believe that the Company’s reserves, combined with its equity, represent the Company's loss absorption capacity.

We utilize these non-GAAP measures in evaluating our performance. Additionally, these non-GAAP measures are consistent with the performance goals established in OMH’s executive compensation program. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP.

This document contains summarized information concerning OneMain Holdings, Inc. (the “Company”) and the Company’s business, operations, financial performance and trends. No representation is made that the information in this document is complete. For additional financial, statistical and business related information see the Company's most recent Annual Report on Form 10-K (“Form 10-K”) and Quarterly Reports on Form 10-Q (“Form 10-Qs”) filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the Company’s other reports filed with the SEC from time to time. Such reports are or will be available in the Investor Relations section of the Company's website (www.omf.com) and the SEC's website (www.sec.gov).

Cautionary Note Regarding Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goal,” “intends,” “likely,” “objective,” “plans,” “projects,” “target,” “trend,” “remains,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will” or “would” are intended to identify forward-looking statements, but these words are not the exclusive means of identifying forward-looking statements.

Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events, objectives, goals, projections, strategies, performance, and future plans, and underlying assumptions and other statements related thereto. You should not place undue reliance on these forward-looking statements. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. Important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: adverse changes in general economic conditions, including the interest rate environment and the financial markets; risks associated with COVID-19 and the measures taken in response thereto; the sufficiency of our allowance for finance receivable losses; increased levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, pandemics, floods or wildfires affecting our customers, collateral, or our facilities; a failure in or breach of our information, operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, war or other disruptions; the adequacy of our credit risk scoring models; adverse changes in our ability to attract and retain employees or key executives; increased competition or adverse changes in customer responsiveness to our distribution channels or products; changes in federal, state, or local laws, regulations, or regulatory policies and practices or increased regulatory scrutiny of our industry; risks associated with our insurance operations; the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority; our substantial indebtedness and our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements; our ability to comply with all of our covenants; the effects of any downgrade of our debt ratings by credit rating agencies; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC from time to time.

The liquidity runway scenario disclosed in the press release is based on management’s estimates and assumptions for internal strategic planning purposes and does not constitute guidance or financial projections and should not be regarded or relied on as such.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified in this document that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Forward looking statements included in this document speak only as of the date on which they were made. We undertake no obligation to update or revise any forward-looking statements, whether written or oral, to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments or otherwise, except as required by law.

OneMain Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter-to-Date					Fiscal Year
(unaudited, $ in millions, except per share amounts)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Interest income	$1,089	$1,121	$1,113	$1,071	$1,060	$4,364	$4,368
Interest expense	(219)	(235)	(237)	(231)	(235)	(937)	(1,027)
Provision for finance receivable losses	(238)	(237)	(226)	(132)	2	(593)	(1,319)
Net interest income after provision for finance receivable losses	632	649	650	708	827	2,834	2,022

Insurance	111	111	109	107	107	434	443
Investment	15	17	14	17	17	65	75
Gain on sales of finance receivables	17	17	15	11	4	47	—
Net loss on repurchases and repayments of debt	—	(29)	(1)	(1)	(47)	(78)	(39)
Other	19	19	18	16	10	63	47
Total other revenues	162	135	155	150	91	531	526

Operating expenses	(353)	(379)	(384)	(347)	(339)	(1,448)	(1,329)
Insurance policy benefits and claims	(45)	(50)	(45)	(48)	(33)	(176)	(242)
Total other expenses	(398)	(429)	(429)	(395)	(372)	(1,624)	(1,571)

Income before income taxes	396	355	376	463	546	1,741	977
Income taxes	(95)	(93)	(88)	(113)	(133)	(427)	(247)
Net income	$301	$262	$288	$350	$413	$1,314	$730

Weighted average number of diluted shares	127.5	130.0	132.9	134.6	134.8	133.1	134.9
Diluted EPS	$2.36	$2.02	$2.17	$2.60	$3.06	$9.87	$5.41
Book value per basic share	$24.55	$24.20	$23.74	$26.42	$24.59	$24.20	$25.61
Return on assets	5.6%	4.6%	5.1%	6.5%	7.7%	6.0%	3.2%

Provision for finance receivable losses	$238	$237	$226	$132	$(2)	$593	$1,319
Less: Net charge-offs	(262)	(203)	(165)	(194)	(205)	(767)	(997)
Change in allowance for finance receivable losses	$(24)	$34	$61	$(62)	$(207)	$(174)	$322

Note:	Year-to-Date may not sum due to rounding.

OneMain Holdings, Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

Assets
Cash and cash equivalents	$640	$541	$821	$1,787	$1,301
Investment securities	1,778	1,992	1,963	1,969	1,951
Net finance receivables	18,979	19,212	18,843	18,163	17,564
Unearned insurance premium and claim reserves	(741)	(761)	(750)	(728)	(719)
Allowance for finance receivable losses	(2,071)	(2,095)	(2,061)	(2,000)	(2,062)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	16,167	16,356	16,032	15,435	14,783
Restricted cash and restricted cash equivalents	531	476	459	507	571
Goodwill	1,437	1,437	1,437	1,437	1,422
Other intangible assets	274	274	278	287	296
Other assets	981	1,003	973	955	961
Total assets	$21,808	$22,079	$21,963	$22,377	$21,285

Liabilities and Shareholders’ Equity
Long-term debt	$17,560	$17,750	$17,661	$17,605	$16,789
Insurance claims and policyholder liabilities	621	621	616	617	614
Deferred and accrued taxes	45	1	9	10	90
Other liabilities	493	614	556	608	484
Total liabilities	18,719	18,986	18,842	18,840	17,977

Common stock	1	1	1	1	1
Additional paid-in capital	1,672	1,672	1,665	1,661	1,657
Accumulated other comprehensive income (loss)	(11)	61	77	85	80
Retained earnings	1,905	1,727	1,554	1,825	1,570
Treasury stock	(478)	(368)	(176)	(35)	—
Total shareholders’ equity	3,089	3,093	3,121	3,537	3,308
Total liabilities and shareholders’ equity	$21,808	$22,079	$21,963	$22,377	$21,285

OneMain Holdings, Inc.
CONSOLIDATED KEY FINANCIAL METRICS (UNAUDITED)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Non-TDR net finance receivables	$18,323	$18,562	$18,187	$17,483	$16,874	$18,562	$17,393
TDR net finance receivables	656	650	656	680	690	650	691
Net finance receivables	$18,979	$19,212	$18,843	$18,163	$17,564	$19,212	$18,084

Non-TDR allowance	$1,808	$1,825	$1,780	$1,695	$1,751	$1,825	$1,955
TDR allowance	263	270	281	305	311	270	314
Allowance	$2,071	$2,095	$2,061	$2,000	$2,062	$2,095	$2,269

Non-TDR allowance ratio	9.86%	9.83%	9.79%	9.69%	10.38%	9.83%	11.24%
TDR allowance ratio	40.13%	41.56%	42.87%	44.86%	45.13%	41.56%	45.46%
Allowance ratio	10.91%	10.90%	10.94%	11.01%	11.74%	10.90%	12.55%

Gross charge-offs	$329	$260	$223	$252	$255	$989	$1,162
Recoveries	(67)	(57)	(58)	(58)	(50)	(222)	(165)
Net charge-offs	$262	$203	$165	$194	$205	$767	$997

Gross charge-off ratio	6.98%	5.42%	4.76%	5.70%	5.81%	5.41%	6.46%
Recovery ratio	(1.42%)	(1.18%)	(1.24%)	(1.29%)	(1.14%)	(1.21%)	(0.92%)
Net charge-off ratio	5.57%	4.24%	3.52%	4.40%	4.67%	4.20%	5.54%

30-89 delinquency	$430	$467	$415	$319	$276	$467	$413
30+ delinquency	848	850	710	566	596	850	729
60+ delinquency	600	568	452	365	439	568	478
90+ delinquency	418	383	295	247	320	383	316

30-89 delinquency ratio	2.26%	2.43%	2.20%	1.76%	1.57%	2.43%	2.28%
30+ delinquency ratio	4.47%	4.42%	3.77%	3.12%	3.39%	4.42%	4.03%
60+ delinquency ratio	3.17%	2.96%	2.40%	2.01%	2.50%	2.96%	2.64%
90+ delinquency ratio	2.21%	1.99%	1.57%	1.36%	1.82%	1.99%	1.75%

Average net receivables	$19,083	$19,040	$18,545	$17,717	$17,824	$18,281	$17,997
Yield	23.12%	23.32%	23.79%	24.21%	24.08%	23.84%	24.24%
Personal loan origination volume	$2,959	$3,836	$3,870	$3,835	$2,284	$13,825	$10,729
Credit card purchase volume	$45	$26	$—	$—	$—	$26	$—

Note:	Delinquency ratios are calculated as a percentage of net finance receivables. Charge-off and recovery ratios are calculated as a percentage of average net finance receivables. Ratios may not sum due to rounding.

OneMain Holdings, Inc.
CONSOLIDATED KEY FINANCIAL METRICS, CONTINUED (UNAUDITED)

	As of

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

Liquidity
Cash and cash equivalents	$640	$541	$821	$1,787	$1,301
Cash and cash equivalents unavailable for general corporate purposes	265	158	205	158	119
Unencumbered gross finance receivables	10,206	10,217	10,964	9,732	9,236
Undrawn conduit facilities	5,350	5,400	7,300	7,300	7,200
Undrawn corporate revolver	1,000	1,000	—	—	—

Long-term debt	$17,560	$17,750	17,661	17,605	$16,789
Less: Junior subordinated debt	(172)	(172)	(172)	(172)	(172)
Adjusted debt	$17,388	$17,578	$17,489	$17,433	$16,617
Less: Available cash and cash equivalents	(375)	(383)	(616)	(1,629)	(1,182)
Net adjusted debt	$17,013	$17,195	$16,873	$15,804	$15,435

Total Shareholders' equity	$3,089	$3,093	$3,121	$3,537	$3,308
Less: Goodwill	(1,437)	(1,437)	(1,437)	(1,437)	(1,422)
Less: Other intangible assets	(274)	(274)	(278)	(287)	(296)
Plus: Junior subordinated debt	172	172	172	172	172
Adjusted tangible common equity	$1,550	$1,554	$1,578	$1,985	$1,762
Plus: Allowance for finance receivable losses, net of tax (1)	1,553	1,571	1,546	1,500	1,546
Adjusted capital	$3,103	$3,125	$3,124	$3,485	$3,308

Net leverage (net adjusted debt to adjusted capital)	5.5x	5.5x	5.4x	4.5x	4.7x

(1)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
CONSOLIDATED KEY FINANCIAL METRICS, CONTINUED (UNAUDITED)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Revenue (1)	25.6%	25.1%	26.2%	26.6%	25.4%	25.8%	25.9%
Net charge-off	(5.6%)	(4.2%)	(3.5%)	(4.4%)	(4.7%)	(4.2%)	(5.5%)
Risk adjusted margin	20.1%	20.9%	22.7%	22.2%	20.8%	21.6%	20.3%
Operating expenses	(7.5%)	(7.9%)	(8.2%)	(7.9%)	(7.7%)	(7.9%)	(7.4%)
Unlevered return on receivables	12.6%	13.0%	14.4%	14.3%	13.1%	13.7%	12.9%
Interest expense	(4.7%)	(4.9%)	(5.1%)	(5.2%)	(5.3%)	(5.1%)	(5.7%)
Change in allowance	0.5%	(0.7%)	(1.3%)	1.4%	4.7%	1.0%	(1.8%)
Income tax expense (2)	(2.0%)	(1.9%)	(1.9%)	(2.6%)	(3.0%)	(2.3%)	(1.4%)
Return on receivables	6.4%	5.5%	6.2%	7.9%	9.4%	7.2%	4.1%

Net finance receivables - personal loans	$18,929	$19,187	$18,843	$18,163	$17,564	$19,187	$18,084
Net finance receivables - credit cards	50	25	—	—	—	25	—
Net finance receivables	18,979	19,212	18,843	18,163	17,564	19,212	18,084
Finance receivables serviced for our whole loan sale partners	528	414	283	149	43	414	—
Managed receivables	$19,507	$19,626	$19,126	$18,312	$17,607	$19,626	$18,084

Average net finance receivables - personal loans	$19,043	$19,034	$18,545	$17,717	$17,824	$18,279	$17,997
Average net finance receivables - credit cards	40	6	—	—	—	2	—
Average net receivables	19,083	19,040	18,545	17,717	17,824	18,281	17,997
Average receivables serviced for our whole loan sale partners	474	351	211	114	22	174	—
Average managed receivables	$19,557	$19,391	$18,756	$17,831	$17,846	$18,455	$17,997

Operating expenses	$(353)	$(379)	$(384)	$(347)	$(339)	$(1,448)	$(1,329)
Average managed receivables	$19,557	$19,391	$18,756	$17,831	$17,846	$18,455	$17,997
Operating expense % of average managed receivables	(7.3%)	(7.8%)	(8.1%)	(7.8%)	(7.7%)	(7.9%)	(7.4%)

Note:	All ratios are based on consolidated results as a percentage of average net finance receivables. Ratios may not sum due to rounding.
(1)	Revenue includes interest income on finance receivables plus other revenues less insurance policy benefits and claims.
(2)	Income taxes assume the period end effective rate.

OneMain Holdings, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Consumer & Insurance	$396	$359	$388	$474	$567	$1,788	$1,021
Other	—	(1)	(1)	(2)	(3)	(7)	(9)
Segment to GAAP adjustment	—	(3)	(11)	(9)	(18)	(40)	(35)
Income before income taxes - GAAP basis	$396	$355	$376	$463	$546	$1,741	$977

Pretax income - segment accounting basis	$396	$359	$388	$474	$567	$1,788	$1,021
Cash-settled stock-based awards	1	23	31	—	—	54	—
Direct costs associated with COVID-19	1	2	1	2	2	6	17
Acquisition-related transaction and integration expenses	—	—	—	—	—	—	11
Net loss on repurchases and repayments of debt (1)	—	29	1	1	38	70	36
Restructuring charges	—	—	—	—	—	—	7
Consumer & Insurance adjusted pretax income (non-GAAP)	$398	$413	$421	$477	$607	$1,918	$1,092

Reconciling items (2)	$(2)	$(57)	$(44)	$(12)	$(59)	$(171)	$(109)

Note:	Year-to-Date may not sum due to rounding.
(1)	Amounts differ from those presented on "Consolidated Statements of Operations (Unaudited)" page as a result of purchase accounting adjustments that are not applicable on a segment accounting basis.
(2)	Reconciling Items consist of Segment to GAAP adjustment and the adjustments to Pretax income – segment accounting basis for C&I and Other. The adjustments to Other adjusted pretax income (loss) are not disclosed in the table above due to immateriality.

OneMain Holdings, Inc.
RECONCILIATION OF KEY SEGMENT METRICS (UNAUDITED) (Non-GAAP)

	As of

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

Consumer & Insurance	$18,981	$19,215	$18,847	$18,168	$17,569
Segment to GAAP adjustment	(2)	(3)	(4)	(5)	(5)
Net finance receivables - GAAP basis	$18,979	$19,212	$18,843	$18,163	$17,564

Consumer & Insurance	$2,077	$2,102	$2,070	$2,011	$2,075
Segment to GAAP adjustment	(6)	(7)	(9)	(11)	(13)
Allowance for finance receivable losses - GAAP basis	$2,071	$2,095	$2,061	$2,000	$2,062

OneMain Holdings, Inc.
CONSUMER & INSURANCE SEGMENT (UNAUDITED) (Non-GAAP)

	Quarter-to-Date					Fiscal Year

(unaudited, in millions, except per share amounts)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Interest income	$1,087	$1,119	$1,111	$1,069	$1,057	$4,355	$4,353

Interest expense	(217)	(233)	(235)	(230)	(233)	(930)	(1,007)
Provision for finance receivable losses	(237)	(236)	(224)	(130)	3	(587)	(1,313)
Net interest income after provision for finance receivable losses	633	650	652	709	827	2,838	2,033

Insurance	111	111	109	107	107	434	443
Investment	15	17	14	17	17	65	75
Gain on sales of finance receivables	17	17	15	11	4	47	—
Other	15	16	14	13	8	51	33
Total other revenues	158	161	152	148	136	597	551

Operating expenses	(348)	(348)	(338)	(332)	(323)	(1,341)	(1,250)
Insurance policy benefits and claims	(45)	(50)	(45)	(48)	(33)	(176)	(242)
Total other expenses	(393)	(398)	(383)	(380)	(356)	(1,517)	(1,492)

Adjusted pretax income (non-GAAP)	398	413	421	477	607	1,918	1,092

Income taxes (1)	(99)	(103)	(105)	(119)	(152)	(480)	(273)

Adjusted net income (non-GAAP)	$299	$310	$316	$358	$455	$1,438	$819

Weighted average number of diluted shares	127.5	130.0	132.9	134.6	134.8	133.1	134.9
C&I adjusted diluted EPS	$2.35	$2.38	$2.37	$2.66	$3.37	$10.81	$6.07

Note:	Year-to-Date may not sum due to rounding.
(1)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
CONSUMER & INSURANCE SEGMENT METRICS (UNAUDITED) (Non-GAAP)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Revenue (1)	25.5%	25.6%	26.1%	26.4%	26.4%	26.1%	25.9%
Net charge-off	(5.6%)	(4.2%)	(3.5%)	(4.4%)	(4.7%)	(4.2%)	(5.5%)
Risk adjusted margin	19.9%	21.4%	22.6%	22.0%	21.7%	21.9%	20.3%
Operating expenses	(7.4%)	(7.3%)	(7.2%)	(7.5%)	(7.3%)	(7.3%)	(6.9%)
Unlevered return on receivables	12.6%	14.1%	15.3%	14.5%	14.4%	14.6%	13.4%
Interest expense	(4.6%)	(4.9%)	(5.0%)	(5.2%)	(5.3%)	(5.1%)	(5.6%)
Change in allowance	0.5%	(0.7%)	(1.3%)	1.5%	4.7%	1.0%	(1.8%)
Income tax expense (2)	(2.1%)	(2.2%)	(2.3%)	(2.7%)	(3.4%)	(2.6%)	(1.5%)
Return on receivables	6.4%	6.5%	6.8%	8.1%	10.3%	7.9%	4.5%

Net finance receivables - personal loans	$18,931	$19,190	$18,847	$18,168	$17,569	$19,190	$18,091
Net finance receivables - credit cards	50	25	—	—	—	25	—
Net finance receivables	18,981	19,215	18,847	18,168	17,569	19,215	18,091
Finance receivables serviced for our whole loan sale partners	528	414	283	149	43	414	—
Managed receivables	$19,509	$19,629	$19,130	$18,317	$17,612	$19,629	$18,091

Average net finance receivables - personal loans	$19,046	$19,037	$18,549	$17,722	$17,830	$18,284	$18,009
Average net finance receivables - credit cards	40	6	—	—	—	2	—
Average net receivables	19,086	19,043	18,549	17,722	17,830	18,286	18,009
Average receivables serviced for our whole loan sale partners	474	351	211	114	22	174	—
Average managed receivables	$19,560	$19,394	$18,760	$17,836	$17,852	$18,460	$18,009

Operating expenses	$(348)	$(348)	$(338)	$(332)	$(323)	$(1,341)	$(1,250)
Average managed receivables	$19,560	$19,394	$18,760	$17,836	$17,852	$18,460	$18,009
Operating expense % of average managed receivables	(7.2%)	(7.1%)	(7.2%)	(7.5%)	(7.3%)	(7.3%)	(6.9%)

Note:	Consumer & Insurance financial information is presented on an adjusted Segment Accounting Basis. All ratios are shown as a percentage of C&I average net finance receivables. Ratios may not sum due to rounding.
(1)	Revenue includes interest income on finance receivables plus other revenues less insurance policy benefits and claims.
(2)	Income taxes assume a 25% tax rate.

OneMain Holdings, Inc.
CONSUMER & INSURANCE CAPITAL METRICS (UNAUDITED) (Non-GAAP)

	Quarter-to-Date					Fiscal Year

(unaudited, in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Provision for finance receivable losses	$237	$236	$224	$130	$(3)	$587	$1,313
Less: Net charge-offs	(262)	(204)	(165)	(194)	(205)	(768)	(998)
Change in C&I allowance for finance receivable losses (non-GAAP)	(25)	32	59	(64)	(208)	(181)	315

Adjusted pretax income (non-GAAP)	398	413	421	477	607	1,918	1,092
Pretax capital generation (non-GAAP)	373	445	480	413	399	1,737	1,407

Capital generation, net of tax(1) (non-GAAP)	$280	$334	$360	$310	$299	$1,303	$1,056
C&I average net receivables	$19,086	$19,043	$18,549	$17,722	$17,830	$18,286	$18,009

Capital generation return on receivables	6.0%	7.0%	7.7%	7.0%	6.8%	7.1%	5.9%

Beginning adjusted capital	$3,125	$3,124	$3,485	$3,308	$3,587	$3,587	$3,367

Capital generation, net of tax(1) (non-GAAP)	280	334	360	310	299	1,303	1,056

Less: Common stock repurchased	(110)	(192)	(141)	(35)	—	(368)	(45)
Less: Cash dividends	(123)	(89)	(559)	(95)	(534)	(1,278)	(807)
Capital returns	(233)	(281)	(700)	(130)	(534)	(1,646)	(852)

Less: Adjustments to C&I, net of tax (1), (2)	2	(46)	(25)	(5)	(40)	(116)	(81)
Less: Change in the assumed tax rate (1)	—	—	—	—	—	—	(8)
Less: Withholding tax on share-based compensation	(12)	—	—	—	(5)	(6)	(6)
Less: Adjusted other net loss, net of tax (1) (non-GAAP)	—	(1)	(1)	(1)	(2)	(4)	(4)
Plus: Other comprehensive income (loss)	(72)	(16)	(8)	5	(14)	(33)	50
Plus: Purchased credit deteriorated finance receivables gross-up, net of tax (2), (3)	—	—	—	—	—	—	11
Plus: Other intangibles amortization	1	4	9	9	10	32	37
Plus: Trim acquisition	—	—	—	(15)	—	(15)	—
Plus: Share-based compensation expense, net of forfeitures	12	7	4	4	7	23	17
Other	(69)	(52)	(21)	(3)	(44)	(119)	16

Ending adjusted capital	$3,103	$3,125	$3,124	$3,485	$3,308	$3,125	$3,587

Note:	Year-to-Date may not sum due to rounding.
(1)	Income taxes assume a 25% tax rate.
(2)	Includes the effects of purchase accounting adjustments excluding loan loss reserves.
(3)
As a result of the adoption of ASU 2016-13, we converted all purchased credit impaired finance receivables to purchased credit deteriorated finance receivables in accordance with ASC Topic 326, which resulted in the gross-up of net finance receivables and allowance for finance receivable losses of $15 on January 1, 2020.

OneMain Holdings, Inc.
CONSUMER AND INSURANCE SEGMENT - KEY FINANCIAL METRICS (UNAUDITED) (Non-GAAP)

	As of or Quarter-to-Date					Fiscal Year

(unaudited, $ in millions)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	2021	2020

Non-TDR net finance receivables	$18,307	$18,544	$18,166	$17,460	$16,846	$18,544	$17,363
TDR net finance receivables	674	671	681	708	723	671	728
Net finance receivables (1)	$18,981	$19,215	$18,847	$18,168	$17,569	$19,215	$18,091

Non-TDR allowance	$1,806	$1,823	$1,778	$1,693	$1,748	$1,823	$1,951
TDR allowance	271	279	292	318	327	279	332
Allowance (1)	$2,077	$2,102	$2,070	$2,011	$2,075	$2,102	$2,283

Non-TDR allowance ratio	9.86%	9.83%	9.79%	9.69%	10.38%	9.83%	11.24%
TDR allowance ratio	40.20%	41.56%	42.87%	44.93%	45.23%	41.56%	45.55%
Allowance ratio	10.94%	10.94%	10.98%	11.07%	11.81%	10.94%	12.62%

Gross charge-offs	$329	$260	$223	$252	$255	$990	$1,163
Recoveries	(67)	(56)	(58)	(58)	(50)	(222)	(165)
Net charge-offs	$262	$204	$165	$194	$205	$768	$998

Gross charge-off ratio	6.98%	5.42%	4.77%	5.70%	5.81%	5.42%	6.46%
Recovery ratio	(1.42%)	(1.18%)	(1.24%)	(1.29%)	(1.14%)	(1.21%)	(0.92%)
Net charge-off ratio	5.57%	4.24%	3.52%	4.41%	4.67%	4.20%	5.54%

30-89 delinquency	$430	$467	$415	$320	$276	$467	$413
30+ delinquency	848	850	710	567	596	850	729
60+ delinquency	600	568	452	365	439	568	478
90+ delinquency	418	383	295	247	320	383	316

30-89 delinquency ratio	2.26%	2.43%	2.20%	1.76%	1.57%	2.43%	2.28%
30+ delinquency ratio	4.47%	4.42%	3.77%	3.12%	3.39%	4.42%	4.03%
60+ delinquency ratio	3.17%	2.96%	2.40%	2.01%	2.50%	2.96%	2.64%
90+ delinquency ratio	2.21%	1.99%	1.57%	1.36%	1.82%	1.99%	1.75%

Average net receivables	$19,086	$19,043	$18,549	$17,722	$17,830	$18,286	$18,009
Yield	23.11%	23.30%	23.77%	24.18%	24.04%	23.82%	24.17%
Personal loan origination volume	$2,959	$3,836	$3,870	$3,835	$2,284	$13,825	$10,729
Credit card purchase volume	$45	$26	$—	$—	$—	$26	$—

Note:	Consumer & Insurance financial information is presented on an adjusted Segment Accounting Basis. Delinquency ratios are calculated as a percentage of C&I net finance receivables. Charge-off and recovery ratios are calculated as a percentage of C&I average net finance receivables. Numbers may not sum due to rounding.
(1)	For reconciliation to GAAP, see "Reconciliation of Key Segment Metrics (Unaudited) (Non-GAAP)."

Glossary

Select Calculations:
•Adjusted capital = adjusted tangible common equity + allowance for finance receivable losses (ALLL), net of tax
•Adjusted debt = long-term debt – junior subordinated debt
•Adjusted tangible common equity (TCE) = total shareholders’ equity – goodwill – other intangible assets + junior subordinated debt
•Available cash and cash equivalents = cash and cash equivalents – cash and cash equivalents held at our regulated insurance subsidiaries or is unavailable for general corporate purposes
•Average assets = average of monthly average assets (assets at the beginning and end of each month divided by two) in the period
•Average managed receivables = average net receivables + average receivables serviced for our whole loan sale partners
•C&I adjusted diluted EPS = C&I adjusted net income (non-GAAP) / weighted average diluted shares
•C&I operating expense % of average managed receivables = annualized C&I operating expenses / C&I average managed receivables
•Capital generation = C&I adjusted net income – change in C&I allowance for finance receivable losses, net of tax
•Capital generation return on receivables = annualized capital generation / C&I average net receivables
•Credit card purchase volume = credit card purchase transactions + cash advances – returns
•Finance receivables serviced for our whole loan sale partners = unpaid principal balance plus accrued interest of loans sold as part of our whole loan sale program
•Managed receivables = net finance receivables + finance receivables serviced for our whole loan sale partners
•Net adjusted debt = adjusted debt – available cash and cash equivalents
•Net leverage = net adjusted debt / adjusted capital
•Other net revenue = other revenues – insurance policy benefits and claims expense
•Pretax capital generation = C&I pretax adjusted net income – change in C&I allowance for finance receivable losses
•Return on assets (ROA) = annualized net income / average total assets
•Return on receivables (C&I ROR) = annualized C&I adjusted net income / C&I average net receivables
•Unencumbered loans = unencumbered gross finance receivables excluding credit cards

OneMain Holdings, Inc.

Investor Contact:
Peter R. Poillon, 212-359-2432
Peter.Poillon@omf.com

Media Contact:
Kelly Ogburn, 410-537-9028
Kelly.Ogburn@omf.com
Source: OneMain Holdings, Inc.